SHARE  ACQUISITION AGREEMENT




                           EAST COAST AIRLINES, INC.




                              PSY-ED CORPORATION
                           D/B/A EXCEPTIONAL PARENT
                                      AND


                                    CERTAIN
                      SHAREHOLDERS OF PSY-ED CORPORATION
                           D/B/A EXCEPTIONAL PARENT

                                  DATED AS OF
                               NOVEMBER 28, 2003

                          SHARE ACQUISITION AGREEMENT

                               TABLE OF CONTENTS
                                                             Page
Article 1- The Exchange

1.1 Agreement to Exchange.................................     7
1.2 Agreement to Acquire..................................     7

Article 2- Terms of Exchange

2.1 Rate of Exchange......................................     7
2.2 Registration of East Coast Shares.....................     8
2.3 Status of East Coast Shares...........................     8
2.4 Restrictive Legends...................................     8
2.5 Effective Date of Exchange............................     8
2.6 Effect of Exchange....................................     9
2.7 Directors and Officers................................     9

Article 3- Initial Closing and Final Closing

3.1 Time of Initial Closing..............................     10
3.2 Time of Final Closing................................     10
3.3  Place of Initial Closing and Final Closing..........     10
3.4  Deliveries by Psy-Ed at Initial Closing.............     10
3.5  Deliveries by East Coast at Initial Closing.........     11
3.6  Deliveries by Psy-Ed at Final Closing...............     12
3.7  Additional Deliveries...............................     12

Article 4- Representations and Warranties of Psy-Ed, Subsidiaries and the Psy-Ed Stockholders

4.1 Status...............................................     12
4.2 Authority............................................     12
4.3 Third Party Consents.................................     13
4.4 Title to Assets......................................     13
4.5 Trade Names..........................................     13
4.6 Condition of Assets..................................     13
4.7 Change in Assets.....................................     13
4.8 Financial Statements.................................     13
4.9 Intentionally Omitted................................     13
4.10 Books and Records...................................     14
4.11 Intentionally ......................................     14
4.12 Litigation..........................................     14
4.13 Taxes...............................................     14
4.14 Compliance with Laws................................     14
4.15 Material Agreements.................................     14
4.16 Intentionally Omitted...............................     14
4.17 Employees...........................................     15
4.18 Labor Matters.......................................     15
4.19 Shareholders List...................................     15
4.20 Capitalization......................................     15
4.21 Officers and Directors..............................     16
4.22 Bank Accounts.......................................     16
4.23 Intentionally Omitted...............................     16
4.24 Insurance...........................................     16
4.25 Guarantees..........................................     16
4.26 Intentionally Omitted...............................     16

Article 5- Covenants by Psy-Ed

5.1 Nature of Covenants..................................     16
5.2 Access to Information................................     17

Article 6- Representations of East Coast

6.1 Status...............................................     17
6.2 Authority............................................     18
6.3 Third Party Consents.................................     18
6.4 Title to Assets......................................     18
6.5 Trade Names..........................................     18
6.6 Condition of Assets..................................     18
6.7 Change in Assets.....................................     18
6.8 Financial Statements.................................     19
6.9 Collectibility of Accounts...........................     19
6.10 Books and Records...................................     19
6.11 Undisclosed Liabilities.............................     19
6.12 Litigation..........................................     19
6.13 Taxes...............................................     19
6.14 Compliance with Laws................................     20
6.15 Material Agreements.................................     20
6.16 Intentionally Omitted...............................     20
6.17 Employees...........................................     20
6.18 Labor Matters.......................................     21
6.19 Capitalization......................................     21
6.20 Officers and Directors..............................     21
6.21 Bank Accounts.......................................     21
6.22 Charter.............................................     21
6.23 Insurance...........................................     21
6.24 Guarantees..........................................     21
6.25 Approval of Share Exchange..........................     22
6.26 SEC Reporting Status................................     22
6.27 Accuracy, Survival..................................     22

Article 7- Covenants by East Coast

7.1  Nature of Covenants.................................     22
7.2  Access to Information...............................     23
7.3  Securities Laws.....................................     23

Article 8- Conditions Precedent

8.1  Conditions Precedent to Obligation of all Parties
       to Effect the Exchange............................     23
8.2  Additional Conditions Precedent to Obligations
       of East Coast.....................................     24
8.3  Additional Conditions Precedent to Obligations
       of Psy-Ed.........................................     26

Article 9- Conditions Subsequent

9.1  Capital Raise.......................................     27

Article 10- Intentionally Omitted........................     27

Article 11- General

11.1 Termination.........................................     27
11.2 Brokers.............................................     26
11.3 Fees and Expenses...................................     28
11.4 Exhibits and Schedules to be Provided...............     28
11.5 Counterparts........................................     28
11.6 Notices.............................................     28
11.7 Assignment..........................................     29
11.8 Exhibits; Complete Agreement........................     29
11.9 Interpretation, Severability and Construction.......     29
11.10 Third Parties; Amendment...........................     30
11.11 Public Announcement................................     30
11.12 Post-Closing Information...........................     30
11.13 Arbitration........................................     30
Signatures...............................................     30

Exhibits

4.1     List of Subsidiaries of Psy-Ed Corporation
4.1(b)  Selling Psy-Ed Stockholders' Voting Agreements, Etc.
4.3     Psy-Ed Corporation Third Party Consents
4.4     List of Encumbered Assets of Psy-Ed Corporation
4.5     List of Trade Names of Psy-Ed Corporation
4.8     Consolidated Financial Statements of Psy-Ed Corporation
4.12    List and Summary of Psy-Ed Corporation Litigation
4.14    List of Psy-Ed Compliance/License Disclosures
4.15    List of Psy-Ed Corporation Material Agreements
4.17(a) List of Psy-Ed Corporation Employees
4.17(b) Psy-Ed Employee Plans
4.18    List of Psy-Ed Labor Matters Pending
4.19 List of Psy-Ed Corporation Stockholder Signatories and Beneficial Stock Ownership Positions
6.28    List of East Coast Shareholders
7.1     List of Liabilities Incurred Since Date of Financial Statements

                         SHARE ACQUISITION AGREEMENT

         AGREEMENT made as of the __ day of November, 2003, by and between East Coast Airlines, Inc., a Delaware corporation with an office at C/O Sullivan, McBride Hess & Youngblood, P.C., 4 Executive Park, Albany, New York ("East Coast"), and Psy-Ed Corporation, a Massachusetts corporation, having its principal offices located at 65 East Route 4, River Edge, New Jersey 07661 ("Psy-Ed") and each of the stockholders of Psy-Ed who have executed a counterpart signature page of this Agreement (each a "Selling Psy-Ed Stockholder" and collectively, the "Selling Psy-Ed Stockholders").

                                  BACKGROUND:

          WHEREAS, the Board of Directors of East Coast and Psy-Ed have determined that it is advisable and in the best interests of each of East Coast and Psy-Ed and their respective shareholders that East Coast acquire the outstanding securities of Psy-Ed owned of record by the Psy-Ed Stockholders through a share exchange ( the "Exchange") and, in furtherance thereof, have approved the Exchange, this Agreement and the transactions contemplated hereby, all pursuant to the terms and conditions hereinafter set forth;

         WHEREAS, East Coast is authorized to issue 20,000,000 common shares, $.0001 par value, and shall, as a condition to the consummation of the transactions contemplated herein prior to the "Initial Closing", defined below, take all necessary corporate and shareholder measures to obtain the authority under the Delaware General Corporation Law to amend ( the "Amendment") its Certificate of Incorporation to authorize: (i) an increase in its authorized common shares from 20,000,000 to 50,000,000 common shares; (ii) the establishment of a class of "blank check" preferred stock in the amount of 10,000,000 shares, and; (iii) a change in its corporate name to "EP Global Communications, Inc.";

         WHEREAS, the issued and outstanding common shares and preferred shares of Psy-Ed on the Initial Closing Date (the "Psy-Ed Common Shares" and the "Psy-Ed Preferred Shares", or, collectively, the "Psy-Ed Shares") will be owned beneficially and of record by the stockholders of Psy-Ed (the "Psy-Ed Stockholders") in the amounts and classes set forth on EXHIBIT 4.19 hereto; and

         WHEREAS, East Coast desires to acquire the Psy-Ed Common Shares in exchange for shares of East Coast common stock; and the Selling Psy-Ed Stockholders and Psy-Ed desire to exchange their respective Psy-Ed Common Shares for shares of East Coast common stock, in a two-stage transaction: East Coast's acquisition of Psy-Ed Common Shares representing at least fifty-one (51%) percent of the total combined voting power of all classes of Psy-Ed capital stock outstanding shall be stage one and consummated at the Initial Closing, and; thereafter, East Coast shall continue to offer the exchange in a second stage, utilizing its best efforts to acquire a sufficient aggregate number of Psy-Ed Common Shares so that the exchange transaction contemplated in this Agreement qualifies as a "tax free reorganization" under Section 368 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), at which time a "Final Closing", defined below, shall occur.

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.       THE EXCHANGE

1.1 Agreement to Exchange. Upon the terms and conditions herein set forth, at the "Initial Closing" and the "Final Closing" (as hereinafter defined) the Selling Psy-Ed Stockholders agree to deliver all of their right, title and interest in and to their respective Psy-Ed Common Shares to East Coast, free and clear of all liens, claims, pledges, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively "Liens"), save and except only for Liens in favor of East Coast.

1.2 Agreement to Acquire. Subject to the terms and conditions herein set forth, at the Initial Closing and at the Final Closing, East Coast agrees to accept the Psy-Ed Common Shares and to issue to the Selling Psy-Ed Stockholders, in exchange for their Psy-Ed Common Shares, shares of East Coast common stock, $.0001 par value per share ("East Coast Common Stock") according to the following two stages: (i) East Coast shall offer East Coast Common Stock to the Selling Psy-Ed Stockholders until the Psy-Ed Common Shares delivered to East Coast represent no less than fifty-one (51%) percent of the total combined voting power of all classes of Psy-Ed capital stock outstanding, at which time, the parties shall hold an Initial Closing, and; (ii) following the Initial Closing, East Coast shall continue on a best efforts basis to offer East Coast Common Stock to the Selling Psy-Ed Stockholders until either the aggregate amount of Psy-Ed Common Shares delivered to East Coast represent at least eighty (80%) percent of the total combined voting power of all classes of Psy-Ed capital stock outstanding and eighty (80%) percent of the total number of all classes of Psy-Ed capital stock outstanding in order that the Exchange qualifies as a tax free reorganization under Section 368 of the Code, or until the scheduled Final Closing. The purpose and intent of East Coast and Psy-Ed in structuring the Exchange transaction contemplated in this Agreement in two stages is to first facilitate the consummation of the reverse merger of Psy-Ed with East Coast as a 51% owned subsidiary of East Coast.

2.       TERMS OF EXCHANGE

2.1   Rate of Exchange.   Subject to the filing of the Amendment and the
satisfaction of the other conditions set forth herein, the Psy-Ed Stockholders shall deliver their Psy-Ed Shares at Initial Closing and thereafter, at the Final Closing in exchange for the following East Coast Shares:

     (a) The Psy-Ed Common Shares shall be exchanged (the "Psy-Ed Exchanged Common Shares"), assuming that all Psy-Ed Shareholders exchange all of their Psy-Ed Common Shares, for an aggregate 13, 493,874 shares of East Coast Common Stock, at the rate of 173 East Coast Common Shares for each of the Psy-Ed Common Shares, and;

     (b) Subject to further increase pursuant to Section 9 below and assuming that all Psy-Ed Shareholders exchange all of their Psy-Ed Common Shares, following the Exchange, the Psy-Ed Selling Shareholders shall beneficially own of record not less than approximately 65% of all of the voting shares of East Coast, on a fully diluted basis, less that prorated amount of East Coast Common Shares that would have been exchanged with the "Non-Exchanging" Psy-Ed shareholders, defined below.

The above specified rates of exchange shall be collectively referred to as the "Exchange Ratio". The East Coast Common Shares are sometimes hereinafter collectively referred to as the "East Coast Shares".

2.2 Registration of the East Coast Shares. The East Coast Shares issuable in the Exchange shall be registered in the name(s) of the Psy-Ed Selling Stockholder(s) and in the amounts set forth on EXHIBIT 4.19 hereto which shall be compiled after the execution and delivery of this Agreement and prior to the Closing by Psy-Ed and appended hereto in complete form.

2.3 Status of East Coast Shares. The East Coast Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act") and may not be sold, transferred or otherwise disposed of except in compliance with the 1933 Act or pursuant to an exemption from the registration provisions thereof and the Securities Exchange Act of 1934, as amended (the "1934 Act").

2.4 Restrictive Legends. Each Certificate representing the East Coast Shares shall bear the following or substantially similar legend:

         "The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended. These Shares have been acquired for investment purposes and not with a view to distribution
or
         resale, and may not be sold, assigned, pledged, hypothecated or otherwise transferred without an effective Registration Statement for such Shares under the Securities Act of 1933, as amended, or an opinion of counsel to the effect that registration is not required under such Act."

2.5 Effective Date of the Exchange. Subject to the satisfaction of all of the conditions set forth in Section 8 below, the Exchange shall initially become effective upon the consummation of the Initial Closing and upon the latter date of (i) the filing of the Amendment with the Secretary of State of Delaware or (ii) the date any requisite filing is made with the Commonwealth of Massachusetts. East Coast and Psy-Ed agree to use their best efforts to cause such filings to occur as promptly as practicable following the Initial Closing. As used herein, the term "Effective Date" shall mean the date upon which the Amendment is filed by the Secretary of State of Delaware or the filing of any required certificate or document with the Commonwealth of Massachusetts, whichever is the last to occur. Following the Effective Date, the Exchange shall continue until either (x) the aggregate amount of Psy-Ed Common Shares delivered to East Coast represent at least eighty (80%) percent of the total combined voting power of all classes of Psy-Ed capital stock outstanding and eighty (80%) percent of the total number of all classes of Psy-Ed capital stock outstanding in order that the Exchange qualify as a tax free reorganization under Section 368 of the Code, and at which time, the parties shall hold a "Final Closing", or (y) until February 2, 2004.

2.6 Effect of Exchange. From and after the Effective Date of the Exchange and thereafter, from and after the Final Closing, ownership of the Psy-Ed Common Shares shall vest in East Coast, whether or not certificates evidencing the Psy-Ed Common Shares are surrendered for exchange, and East Coast shall be entitled to have new certificates evidencing the Psy-Ed Common Shares registered in its name or at its direction. From and after the Effective Date and the Final Closing, certificates theretofore evidencing the Psy-Ed Common Shares shall evidence only the right to receive the East Coast Shares issuable upon exchange thereof.

2.7 Directors and Officers. On the Initial Closing date (until otherwise determined in accordance with the provisions of applicable law and the By-Laws of East Coast): (i) the number of directors of East Coast shall be increased to 7; (ii) the following individuals shall be appointed to the East Coast Board of Directors, each of whom shall hold office until the next annual meeting of the shareholders of East Coast and until his or her successor shall have been duly elected or appointed and shall have qualified, or until his or her earlier death, resignation, or removal, and; (iii) all of the current officers and directors of East Coast shall resign from their positions:


Joseph M. Valenzano, Jr.                  Mr. John F. Crowley
c/o Psy-Ed Corporation                    Cytovance Biologics
65 East Route 4                           353 Nassau Street, 2nd Floor
River Edge, New Jersey 07661              Princeton, New Jersey 08540

Mr. Donald Chadwick                       Dr. David Hirsch
Cardinal Associates, L.P.                 602 West Ocotillo Road
403 River Oaks Drive                      Phoenix, Arizona 85013-1147
Rutherford, New Jersey 07070
Mr. Ken Mehrling                          Mr. Ed McCabe
Sigma-Tau Pharmaceuticals, Inc.           The McCabe Group, LLP
800 South Frederick Aveue, Suite 300      151 Merrimac Street
Gaithersburg, Maryland 20877              P. O. Box 9147
                                          Boston, Massachusetts 02114-9147
Rear Admiral Raymond C. Smith, USN (ret.)
Seraphim Realty Foundation
500 West Sixth Street
Sixth Floor
Los Angeles, California 90017


3.       INITIAL CLOSING AND FINAL CLOSING

3.1 Time of Initial Closing. The Initial Closing of the transactions contemplated by this Agreement (the " Initial Closing") shall take place on a date mutually agreed upon by East Coast and Psy-Ed following the receipt by East Coast from the Selling Psy-Ed Stockholders of Psy-Ed Common Shares delivered pursuant to the Exchange in an amount representing no less than fifty-one (51%) percent of the total combined voting power of all classes of Psy-Ed capital stock outstanding. The date the Initial Closing occurs is referred to as the "Initial Closing Date".

3.2 Time of Final Closing. The Final Closing of the transactions contemplated by this Agreement (the "Final Closing") shall take place following the Initial Closing on a date mutually agreed upon by East Coast and Psy-Ed, either (i) when East Coast shall have received from the Selling Psy-Ed Stockholders in the Exchange an aggregate amount of Psy-Ed Common Shares representing at least eighty (80%) percent of the total combined voting power of all classes of Psy-Ed capital stock outstanding and eighty (80%) percent of the total number of all classes of Psy-Ed capital stock outstanding in order that the Exchange qualify as a tax free reorganization under Section 368 of the Code or (ii) on February 2, 2004. The date the Final Closing occurs is referred to as the "Final Closing Date".

3.3 Place of Initial Closing and Final Closing. The Initial Closing and the Final Closing shall take place at the offices of Psy-Ed Corporation at 65 East Route 4, River Edge, New Jersey 07661. The Initial Closing and the Final Closing shall be effective as of 11:59 p.m. E.D.T., on the days immediately preceding the respective Initial Closing Date and the Final Closing Date, with all occurrences and transactions after such times being for the account of East Coast.

3.4 Deliveries by Psy-Ed at the Initial Closing. At the Initial Closing, Psy-Ed shall use its best efforts to deliver to East Coast, certificates representing no less than fifty-one (51%) percent of the total combined voting power of all classes of Psy-Ed capital stock outstanding, and, in addition, Psy-Ed shall deliver to East Coast the following:

     (a) the Investment Letter Agreements described in Section 8.2 (j) hereof (or, in lieu thereof, such other information as shall be deemed necessary by East Coast in order to enable East Coast to comply with its obligations under federal and state securities laws with respect to the Exchange and the transactions contemplated hereby, including all necessary information to establish that the composition of the Psy-Ed Selling Stockholders includes no more than 35 persons who are not "accredited investor(s)" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act");

     (b) the Certificate described in Sections 8.2(a) and 8.2(b) hereof;

     (c) the legal opinion of counsel to Psy-Ed which opinion shall be in form and substance which is acceptable to counsel for East Coast;

     (d) a Good Standing Certificate of Psy-Ed, certified by the Company Secretary of Psy-Ed and Good Standing Certificates certified by the Secretary of Psy-Ed of each other jurisdiction in which Psy-Ed transacts business; such Certificates to be of a date not more than 30 days prior to the Initial Closing Date;

     (e) copies of the Certificate of Incorporation of Psy-Ed, including all amendments thereto, certified by the Registrar of companies, as of a date not more than 30 days prior to the Initial Closing Date;

     (f) resolutions of Psy-Ed's Board of Directors, certified by the Secretary of Psy-Ed as of the Initial Closing Date, authorizing this Agreement and the transactions contemplated hereby;

     (g) copies of the By-Laws of Psy-Ed, as amended, certified by the Secretary of Psy-Ed as of the Initial Closing Date; and

     (h) Certificate of Incumbency of Psy-Ed as to each officer authorized to execute this Agreement and the documents to be delivered pursuant hereto.

3.5 Deliveries by East Coast. At the Initial Closing, East Coast shall deliver the following:

     (a) the original "Amendment" to East Coast's Certificate of Incorporation, authorizing: (i) an increase in its authorized common shares from 20,000,000 to 50,000,000 common shares; (ii) the establishment of a class of "blank check" preferred stock in the amount of 10,000,000 shares, and;
     (iii) a change in its corporate name from East Coast to "Psy-Ed Communications, Inc.";

     (b) the East Coast Common Shares, registered in the name(s) of the Selling Psy-Ed Stockholders, or in lieu thereof, instructions to East Coast's transfer agent, duly executed on behalf of East Coast, directing the issuance of the East Coast Common Shares, as aforesaid;

     (c) the Certificate described in Sections 8.3(a) and 8.3(b) hereof;

     (d) the legal opinion of counsel to East Coast, which opinion shall be in form and substance which is acceptable to counsel for Psy-Ed;

     (e) a Good Standing Certificate of East Coast, certified by the Secretary of State of Delaware as of a date not more than 10 days prior to the Initial Closing Date; and

     (f) Certificate of Incumbency of East Coast as to each officer authorized to execute this Agreement and the documents to be delivered pursuant hereto.






3.6 Deliveries by Psy-Ed at the Final Closing. At the Final Closing, Psy-Ed shall use its best efforts to deliver to East Coast additional Psy-Ed Common Share certificates so that when aggregated with those certificates delivered at the Initial Closing, all such certificates delivered to East Coast in the Exchange shall represent at least eighty (80%) percent of the total combined voting power of all classes of Psy-Ed capital stock outstanding and eighty (80%) percent of the total number of all classes of Psy-Ed capital stock outstanding.

3.7 Additional Deliveries. At the Initial Closing and at the Final Closing, respectively, East Coast and Psy-Ed shall execute and/or deliver such other documents as may reasonably be deemed necessary in order to consummate the transactions contemplated hereby.

4. REPRESENTATIONS AND WARRANTIES OF PSY-ED AND, WHERE INDICATED, THE SELLING PSY-ED STOCKHOLDERS. Psy-Ed and, where indicated, the Psy-Ed Selling Stockholders, hereby represents and warrants to East Coast as follows:

4.1 Status. (a) Psy-Ed is, and at the Initial Closing and at the Final Closing will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, and qualified to transact business in each jurisdiction in which it is required to be qualified to do business in order to conduct its business operations. As of the date hereof and on the Initial Closing Date, Psy-Ed does not have and shall not have, any subsidiaries.

               (b) The Selling Psy-Ed Stockholders individually represent and warrant to East Coast that: this Agreement constitutes the legal, valid and binding obligation of each of the Selling Psy-Ed Stockholders and is enforceable against each of them in accordance with the terms hereof; each of them own their respective Psy-Ed Common Shares free and clear of any and all liens, claims, pledges, restrictions, obligations, security interests and encumbrances of any kind; when compiled in accordance with Section 2.2, Exhibit
4.19 shall be an accurate and complete list of the Psy-Ed Common Shares owned by each Selling Psy-Ed Stockholder; none of the Selling Psy-Ed Stockholders have issued any calls, puts, options and/or any other rights in favor of any third party whatsoever with respect to their Psy-Ed Common Shares, and; except as set forth in Exhibit 4.1(b), none of their respective Psy-Ed Common Shares are subject to any voting agreements, voting trusts, stockholder agreements and/or any other agreements, obligations or understandings.

4.2 Authority. Psy-Ed has, and at the Initial Closing and the Final Closing will have, all necessary corporate power and authority to enter into this Agreement and to perform the obligations to be performed by it hereunder. This Agreement is, and at the Initial Closing and the Final Closing will be, valid and legally binding upon Psy-Ed, enforceable in accordance with its terms, except only as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not, and at the Initial Closing and Final Closing will not, violate any law, or any rule or regulation of any administrative agency or any governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body applicable to Psy-Ed, or the Certificate of Incorporation or By-Laws of Psy-Ed, as amended, or any indenture, loan agreement, contract or other instrument to which Psy-Ed is a party or by which Psy-Ed or any of its assets is bound.

4.3 Third Party Consents. Except as set forth on Exhibit 4.3, no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by Psy-Ed of any of the transactions contemplated hereby except as may be required under the applicable laws, rules and regulations of the Commonwealth of Massachusetts to comply with any and all corporate law requirements necessary to consummate the transactions described herein.

4.4 Title to Assets. Psy-Ed has, and at the Initial Closing and the Final Closing will have, good and marketable title to all of its assets, and except as set forth on EXHIBIT 4.4 hereto, at the Initial Closing and the Final Closing such assets will be free and clear of all liens, charges, security interests or other encumbrances except liens for current taxes not yet due.

4.5 Trade Names. Psy-Ed has no knowledge of facts which would adversely affect the validity enforceability and scope of any of the trade names used in conjunction with its business, each of which trade names is identified on
EXHIBIT 4.5 hereto (collectively, the "Trade Names"). None of the Trade Names, as presently used by Psy-Ed, infringes upon or otherwise violates any rights of any third party. Psy-Ed has not granted any licenses of the Trade Names. None of the Trade Names have been registered with the United States Patent and Trademark Office.

4.6 Condition of Assets. Psy-Ed's assets have been maintained for their respective intended purposes in the ordinary course of business and are in good condition and repair except for ordinary wear and tear; and the facilities leased in connection with Psy-Ed's business operations have been maintained in the ordinary course and no material expenditures are presently required for the repair and maintenance thereof.

4.7 Change in Assets. Since the date of the most recent of the Psy-Ed Financial Statements (as hereinafter defined) included in EXHIBIT 4.8 hereto, Psy-Ed has not disposed of any material portion of its assets, except in the usual and ordinary course of business as conducted prior to such date.

4.8 Financial Statements. EXHIBIT 4.8 contains the audited financial statements of Psy-Ed as at December 31, 2002, (collectively; the "Psy-Ed Financial Statements"). The Psy-Ed Financial Statements include the assets, liabilities and results of operations of Psy-Ed for the periods indicated; are consistent with the books and records of Psy-Ed; were prepared in accordance with generally accepted accounting principles, prepared on a consistent basis throughout the periods indicated; and present fairly the consolidated financial position of Psy-Ed as of the dates thereof and the results of operations for the periods indicated.

4.9   Intentionally Omitted.

4.10 Books and Records. Except with respect to taxes not yet assessed, the underlying books and records of Psy-Ed reflect all of the debts, liabilities and obligations of any nature (whether absolute, accrued or otherwise, and whether due or to become due) of Psy-Ed at the dates thereof. Psy-Ed has not given any guarantees of the obligations of any other person or entity except as specifically reflected in the Psy-Ed Financial Statements included in EXHIBIT 4.8 hereto.

4.11  Intentionally Omitted.

4.12 Litigation. Except as set forth on EXHIBIT 4.12, there is no litigation, action, suit or other proceeding pending or, to the best of Psy-Ed's knowledge, any litigation, action, suit or other proceeding threatened against Psy-Ed relating to the business or the assets of Psy-Ed which could have a material adverse effect on the financial condition of Psy-Ed, or which could materially and adversely affect the transactions contemplated by this Agreement.

4.13 Taxes. Psy-Ed has duly filed all tax reports and returns (federal, state and local income, corporate, franchise and other) required by it to be filed. These returns and reports are true and correct in all material respects and all taxes due pursuant thereto have been paid. Copies of all such tax returns for calendar years 2000, 2001 and 2002 have been provided to East Coast. The provision for taxes shown in the Psy-Ed Financial Statements is adequate for taxes due or accrued as of the dates thereof. Psy-Ed has not received notice of any tax deficiency outstanding, proposed or assessed against it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax. There are no tax liens upon, pending against, or to the best knowledge of Psy-Ed, threatened against any of the assets of Psy-Ed. Psy-Ed is current in its payment obligations for workers compensation and disability insurance, withholding and payroll taxes and other required payments in respect of its employees.

4.14 Compliance with Laws. Except as set forth on EXHIBIT 4.14, the business of Psy-Ed is, and at the Initial Closing and the Final Closing will be, in compliance in all material respects with all laws, federal, state or local, and all provisions of all rules, and regulations of any federal agency, authority, board, commission, or the like, or any state or local government, or any authority, agency, board, commission, or the like having jurisdiction over such business; including those relating to environmental laws and regulations. Psy-Ed possesses all material licenses, permits and governmental approvals and authorizations, which are required to own its assets and conduct its business as heretofore conducted.

4.15 Material Agreements. East Coast hereby acknowledges that it has received all copies of all written and oral contracts, leases and other agreements which are material to the business conducted by Psy-Ed. Psy-Ed shall promptly and immediately furnish to East Coast any material contracts, leases and other agreements, written or oral, to which it may become a party following the execution and delivery of this Agreement up to and including the Initial Closing Date.

 4.16 Intentionally Omitted.


 4.17 Employees.

         (a) Attached hereto as EXHIBIT 4.17 (a) is a list of the hourly and salaried employees of Psy-Ed (the "List of Employees"). Except as described on
EXHIBIT 4.17(a), there are no employment, severance or termination agreements or similar arrangements with any of Psy-Ed's management or other employees which would subject either East Coast or Psy-Ed to any payment or other obligation as a result of the consummation of the transactions contemplated by this Agreement. The List of Employees shows (i) each employee's gross compensation from Psy-Ed for the year ended December 31, 2002, and each such employee's gross annual salary or hourly rate, as applicable, as of the date hereof. Except in the ordinary course of business, since December 31, 2002, Psy-Ed has not increased the salary or other compensation of any of its employees other than in the normal course of annual merit review.

         (b) Except as set for on Exhibit 4.17(b), since the date of its incorporation, Psy-Ed has not maintained, sponsored or contributed to any employee pension benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"). Psy-Ed; has no employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), stock option, stock purchase, incentive, severance, bonus, deferred compensation, or similar benefit plans and amendments, in which any employee of Psy-Ed participates.

4.18 Labor Matters. Psy-Ed is not a party to any collective bargaining agreement affecting its business, nor are there any pending efforts by any union to organize employees utilized in its business. Within the past five years there have been no work stoppages or strikes or any significant labor troubles affecting Psy-Ed. Except as set forth on EXHIBIT 4.18, there are not pending complaints before the National Labor Relations Board, nor, to the best of Psy-Ed's knowledge has Psy-Ed engaged in any activity relating to its business which would constitute an unfair labor practice. There are no pending OSHA investigations involving the business of Psy-Ed, nor, to the best of Psy-Ed's knowledge, will any condition exist on the Initial Closing Date which condition would constitute a violation of any applicable state or federal safety laws or regulations.

4.19 Shareholders List. Subject to its compilation and completion as set forth in Section 2.2 above, EXHIBIT 4.19 shall also set forth a list of all of the Psy-Ed shareholders. Prior to the Final Closing, Psy-Ed shall furnish to East Coast an Addendum to Exhibit 4.19, setting forth the names and addresses of any beneficial owners of any class of securities of Psy-Ed who are not signatories to this Agreement, including the identification of the amount and class of Psy-Ed securities owned ( the "Non-Exchanging Psy-Ed Stockholders"). Except as may be disclosed in Exhibit 4.19 or on the above referenced Addendum, which Addendum and Exhibit 4.19 shall, as of the Final Closing, represent a true, correct and complete list of all of the registered owners of all classes of Psy-Ed securities as of the date thereof.

4.20 Capitalization. Psy-Ed is authorized to issue three class of capital stock: 120,000 shares of Common Stock, $.01 par value per share, of which there are 70,243 shares issued and outstanding;40,000 shares of Series A Preferred Stock, $.01 par value per share, of which 5,333 shares are issued and outstanding, and; 22,000 shares of Series B Preferred Stock, $.01 par value per share, of which 734 shares are issued and outstanding. All of the outstanding securities of Psy-Ed, including the Psy-Ed Shares, have been duly authorized and, on the Closing Date will be, validly issued, fully paid and non-assessable, and offered and sold in accordance with applicable corporate and securities laws or applicable exemptions thereunder, and there are and will be no preemptive rights in respect thereof. Except as described on EXHIBIT 4.20, at the Initial Closing and at the Final Closing there shall be no common stock equivalents outstanding, which shall include any and all subscriptions, options, warrants, rights, calls, puts, commitments, plans or other, agreements of any character providing for the purchase, exchange, conversion or issuance of any authorized but unissued shares of the capital stock of Psy-Ed.

4.21 Officers and Directors. EXHIBIT 4.21 hereto sets forth a true and complete list, as of the date of this Agreement, showing the names of all of the directors and officers of Psy-Ed.

4.22 Bank Accounts. EXHIBIT 4.22 hereto sets forth a true and complete list as of the date hereof, certified by the Secretary of Psy-Ed, showing the name of each bank in which Psy-Ed has an account or safety deposit box, and the names of all persons authorized to draw thereon, or to have access thereto.

4.23 Charter. East Coast hereby acknowledges receipt of true and complete copies of the Certificate of Incorporation of Psy-Ed and all amendments thereto, and its By-Laws, its minute and stock record books and all amendments thereto in effect as of the date hereof. In the event any further charter documents are adopted or filed that modify or amend those previously received by East Coast after the date hereof and prior to the Initial Closing Date or the Final Closing Date, Psy-Ed shall immediately and promptly furnish same to East Coast.

4.24 Insurance. EXHIBIT 4.24 hereto sets forth a complete and correct list and summary description of all policies of fire, liability and other forms of insurance held by Psy-Ed: Such policies are in amounts deemed by Psy-Ed to be sufficient, and valid policies, in such amounts; will be outstanding and duly in force on the Initial Closing Date and on the Final Closing Date.

4.25 Guarantees. Psy-Ed is not liable for and/or has not guaranteed the obligations of any person or entity other than as set forth and disclosed in the latest Psy-Ed Financial Statements included in EXHIBIT 4.8 hereto, nor is Psy-Ed a party to any agreement to do so.

4.26  Intentionally Omitted.

5.       COVENANTS BY PSY-ED

5.1 Nature of Covenants. Since the date of the latest Psy-Ed Financial Statements, included in EXHIBIT 4.8 hereto, Psy-Ed has not, and prior to the Initial Closing Date, will not have:

       (a) incurred any material adverse change in its liabilities; capitalization and/or condition (financial or otherwise), other than changes in the ordinary course of business, and except as set forth in Exhibit 5.1(a), none of which will have been materially adverse;

       (b) experienced any event or condition, or threat thereof, which does; or reasonably. might, materially adversely affect its condition (financial or otherwise);

       (c) made any loan or advance to any person;

       (d) declared or paid any dividends on its capital stock or redeemed, purchased or otherwise acquired any shares of its capital stock (including without limitation; by the payment or obligation to pay dissenter's or appraisal right);

       (e) subjected any of its assets to any mortgage, deed of trust, lien, pledge, conditional sales contract, lease, encumbrance or charge, sold, leased, or otherwise transferred any of its assets;

       (f) entered into any agreements other than in the ordinary course of business;

       (g) incurred any obligation or liability for borrowed money, or incurred any other obligations or liability, except as set forth in Exhibit 5.1(a) and other than those incurred to East Coast and those incurred in the ordinary course of business;

       (h) issued or sold any of its equity or debt securities except upon the conversion or exercise of any convertible securities or as set forth in Exhibit 5.1(a);

       (i) except as set forth on EXHIBIT 5.1 (I), increased the salary, fringe benefits or other compensation of, or paid any bonus or similar compensation to, any of their employees, officers or directors of Psy-Ed; or

       (j) agreed to do any of the things described in the preceding clauses
(a) through (j) except as noted and referenced elsewhere in this Agreement.

5.2 Access to Information. Commencing on the date hereof and continuing to the Final Closing Date, Psy-Ed, upon reasonable notice, shall give to East Coast and its officers, employees, attorneys, consultants, accountants and other representatives, access during normal business hours, to the, employees of Psy-Ed, its business locations, and all books, contracts, documents and records relating to the business and the assets of Psy-Ed, and shall furnish to East Coast such information as East Coast may at any time and from time to time reasonably request with respect to Psy-Ed, its business and assets.

6. REPRESENTATIONS AND WARRANTIES OF EAST COAST. East Coast hereby represents and warrants to Psy-Ed and to the Psy-Ed Stockholders as follows:

6.1 Status. East Coast is, and at the Initial Closing and the Final Closing will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified to transact business in each jurisdiction in which it is required to be qualified to do business in order to conduct its business operations. East Coast has no subsidiaries.

6.2 Authority. East Coast has, and at the Initial Closing and the final Closing will have, all necessary corporate power and authority to enter into this Agreement and to perform the obligations to be performed by it hereunder. This Agreement is, and at the Initial Closing and the Final Closing will be, valid and legally binding upon East Coast, enforceable in accordance with its terms, except only as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not, and at the Initial Closing and Final Closing will not, violate any law, or any rule or regulation of any administrative agency or any governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body applicable to East Coast, or the Certificate of Incorporation or By-Laws of East Coast, as amended, or any indenture, loan agreement, contract or other instrument to which East Coast is a party or by which East Coast or any of its assets is bound.

6.3 Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by East Coast of any of the transactions contemplated hereby, except, however, those corporate and shareholder actions as may be necessary to satisfy the conditions to consummate the transactions identified herein.

6.4 Title to Assets. East Coast has, and at the Initial Closing and the Final Closing will have, good and marketable title to all of its assets, and, except as set forth on EXHIBIT 6.4 hereto, at the Initial Closing and the final Closing such assets will be free and clear of all liens, charges, security interests or other encumbrances except liens for current taxes not yet due.

6.5 Trade Names. East Coast has no knowledge of facts which would adversely affect the validity enforceability and scope of any of the trade names used in conjunction with its business, each of which trade names is identified on
EXHIBIT 6.5 hereto (collectively, the "Trade Names"). None of the Trade Names, as presently used by East Coast, infringes upon or otherwise violates any rights of any third party. East Coast has not granted any licenses of the Trade Names. None of the Trade Names have been registered with the United States Patent and Trademark Office.

6.6 Condition of Assets. East Coast's assets have been maintained for their respective intended purposes in the ordinary course of business and are in good condition and repair except for ordinary wear and tear; and the facilities leased in connection with East Coast's business operations have been maintained in the ordinary course and no material expenditures are presently required for the repair and maintenance thereof.

6.7 Change in Assets. Since the date of the most recent of the East Coast Financial Statements (as hereinafter defined) included in EXHIBIT 6.8 hereto, East Coast has not disposed of any material portion of its assets, except in the usual and ordinary course of business as conducted prior to such date.

6.8 Financial Statements. EXHIBIT 6.8 contains the audited financial statements of East Coast for the last two fiscal years (collectively; the "East Coast Financial Statements"). The East Coast Financial Statements include the assets, liabilities and results of operations of East Coast for the periods indicated; are consistent with the books and records of East Coast; were prepared in accordance with generally accepted accounting principles, prepared on a consistent basis throughout the periods indicated; and present fairly the financial position of East Coast as of the dates thereof and the results of operations for the periods indicated.

6.9 Collectibility of Accounts. The accounts, notes and other receivables which are reflected on the East Coast Financial Statements were acquired in the ordinary and regular course of business of East Coast and are collectible in the ordinary course of business subject to the allowance for doubtful accounts on such financial statements.

6.10 Books and Records. Except with respect to taxes not yet assessed, the underlying books and records of East Coast reflect all of the debts, liabilities and obligations of any nature (whether absolute, accrued or otherwise, and whether due or to become due) of East Coast at the dates thereof. East Coast has not given any guarantees of the obligations of any other person or entity except as specifically reflected in the East Coast Financial Statements included in EXHIBIT 6.8 hereto.

6.11 Undisclosed Liabilities. As of the date of the latest East Coast Financial Statements included in EXHIBIT 6.8 hereto or as otherwise disclosed therein, East Coast had no liabilities of any nature, whether accrued, absolute, contingent, or otherwise; including without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by the income of East Coast for any period prior to such date, or arising out of transactions entered into, or any state of facts existing, prior thereto except as reflected in the East Coast Financial Statements included in
EXHIBIT 6.8 hereto. East Coast does not know or have reasonable grounds to know of any basis for the assertion against East Coast of any liability of any nature or in any amount not fully reflected or reserved against, except to the extent reflected in the East Coast Financial Statements or as otherwise disclosed in EXHIBIT 6.8.

6.12 Litigation. Except as set forth on EXHIBIT 6.12, and referenced in EXHIBIT
6.8 (Financial Statements) there is no litigation, action, suit or other proceeding pending or, to the best of East Coast 's knowledge, any litigation, action, suit or other proceeding threatened against East Coast relating to the business or the assets of East Coast which could have a material adverse effect on the financial condition of East Coast or which could materially and adversely affect the transactions contemplated by this Agreement.

6.13 Taxes. East Coast has duly filed all tax reports and returns (federal, state and local income, corporate, franchise and other) required by it to be filed. These returns and reports are true and correct in all material respects and all taxes due pursuant thereto have been paid. Copies of all such tax returns have been provided to East Coast. The provision for taxes shown in the East Coast Financial Statements is adequate for taxes due or accrued as of the dates thereof. East Coast has not received notice of any tax deficiency outstanding, proposed or assessed against it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax. There are no tax liens upon, pending against, or to the best knowledge of East Coast, threatened against any of the assets of East Coast. East Coast is current in its payment obligations for workers compensation and disability insurance, withholding and payroll taxes and other required payments in respect of its employees.

6.14 Compliance with Laws. The business of East Coast is, and at the Initial Closing and the Final Closing will be, in compliance in all material respects with all laws, federal, state or local, and all provisions of all rules, and regulations of any federal agency, authority, board, commission, or the like, or any state or local government, or any authority, agency, board, commission, or the like having jurisdiction over such business; including those relating to environmental laws and regulations. East Coast possesses all material licenses, permits and governmental approvals and authorizations which are required to own its assets and conduct its business as heretofore conducted.

6.15 Material Agreements. Psy-Ed hereby acknowledges that it has received all copies of all written and oral contracts, leases and other agreements which are material to the business conducted by East Coast. East Coast shall promptly and immediately furnish to Psy-Ed any material contracts, leases and other agreements, written or oral, to which it may become a party following the execution and delivery of this Agreement up to and including the Initial Closing Date.

6.16 Intentionally Omitted.

6.17 Employees.

         (a) Attached hereto as EXHIBIT 6.17 is a list of the hourly and salaried employees of East Coast (the "List of Employees"). Except as described on EXHIBIT 6.17; there are no employment, severance or termination agreements or similar arrangements with any of East Coast's management or other employees which would subject either East Coast or Psy-Ed to any payment or other obligation as a result of the consummation of the transactions contemplated by this Agreement. The List of Employees shows (i) each employee's gross compensation from East Coast for the year ended December 31, 2002, and each such employee's gross annual salary or hourly rate, as applicable, as of the date hereof. Except in the ordinary course of business, since December 31, 2002, East Coast has not increased the salary or other compensation of any of its employees.

         (b) Since the date of its incorporation, East Coast has not maintained, sponsored or contributed to any employee pension benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"). East Coast has no employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), stock option, stock purchase, incentive, severance, bonus, deferred compensation, or similar benefit plans and amendments, in which any employee of East Coast participates.

6.18 Labor Matters. East Coast is not a party to any collective bargaining agreement affecting its business, nor are there any pending efforts by any union to organize employees utilized in its business. Within the past five years there have been no work stoppages or strikes or any significant labor troubles affecting East Coast. There are not pending complaints before the National Labor Relations Board, nor, to the best of East Coast 's knowledge has East Coast engaged in any activity relating to its business, which would constitute an unfair labor practice. There are no pending OSHA investigations involving the business of East Coast, nor, to the best of East Coast 's knowledge, will any condition exist on the Closing Date which condition would constitute a violation of any applicable state or federal safety laws or regulations.

6.19 Capitalization. East Coast is authorized to issue only one class of capital stock, i.e.: Common Stock, $.0001 par value, of which there are 20, 000,000 shares authorized and 19,113,400 shares currently issued and outstanding. All of the East Coast common shares outstanding have been duly authorized and, on the Initial Closing Date and the Final Closing Date will be, validly issued, fully paid and non-assessable, and offered and sold in accordance with applicable federal and state securities laws or applicable exemptions thereunder, and there are and will be no preemptive rights in respect thereof. Except as described on EXHIBIT 6.19, there are no outstanding options, warrants, rights, calls, puts, commitments, plans or other, agreements of any character providing for the purchase or issuance of any authorized but unissued shares of the capital stock of East Coast.

6.20 Officers and Directors. EXHIBIT 6.20 hereto sets forth a true and complete list, as of the date of this Agreement, showing the names of all of the directors and officers of East Coast.

6.21 Bank Accounts. EXHIBIT 6.21 hereto sets forth a true and complete list as of the date hereof, certified by the Treasurer of East Coast, showing the name of each bank in which East Coast has an account or safety deposit box, and the names of all persons authorized to draw thereon, or to have access thereto.

6.22 Charter. Psy-Ed hereby acknowledges receipt of true and complete copies of the Certificate of Incorporation of East Coast and all amendments thereto, and its By-Laws, its minute and stock record books and all amendments thereto in effect as of the date hereof. In the event any further charter documents are adopted or filed that modify or amend those previously received by Psy-Ed after the date hereof and prior to the Initial Closing Date or the Final Closing Date, East Coast shall immediately and promptly furnish same to Psy-Ed.

6.23 Insurance. EXHIBIT 6.23 hereto sets forth a complete and correct list and summary description of all policies of fire, liability and other forms of insurance held by East Coast. Such policies are in amounts deemed by East Coast to be sufficient, and valid policies, in such amounts will be outstanding and duly in force on the Initial Closing Date and on the Final Closing Date.

6.24 Guarantees. East Coast is not liable for and/or has guaranteed the obligations of any person or entity except as may be disclosed in the latest East Coast Financial Statements included in EXHIBIT 6.8 hereto, nor is East Coast a party to any agreement to do so.

6.25 Approval of Share Exchange. The Board of Directors of East Coast has approved this Agreement and the Exchange without reservation or qualification.

6.26 SEC Reporting Status. East Coast filed a registration statement on Form 10-SB under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") which became effective on August 14, 2000. Since that date, East Coast has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed pursuant to Section 13 of the 1934 Act which reports have complied in all material respects with all applicable rules and regulations of the Securities Act of 1933, as amended, and the 1934 Act. None of such forms, reports or documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.27 Accuracy; Survival. The representations, warranties and statements of East Coast contained in this Agreement or any Exhibit hereto, or in any Certificate delivered by East Coast pursuant to this Agreement, are true and correct in all material respects and do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading. All such representations, warranties and statements shall survive the Final Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by any of the parties to this Agreement.

6.28 Shareholders. Attached hereto as EXHIBIT 6.28 is an accurate list of the shareholders of East Coast.

7.       COVENANTS BY EAST COAST

7.1 Nature of Covenants. Since the date of the latest East Coast's Financial Statements included in EXHIBIT 6.8 hereto, East Coast has not, and prior to the Initial Closing Date, shall not have:

       (a) incurred any material adverse change in its liabilities; capitalization and/or condition (financial or otherwise), other than changes in the ordinary course of business, and except as set forth in EXHIBIT 7.1, none of which will have been materially adverse;

       (b) experienced any event or condition, or threat thereof, which does; or reasonably might, materially adversely affect its condition (financial or otherwise);

       (c) made any loan or advance to any person;

       (d) declared or paid any dividends on its capital stock or redeemed, purchased or otherwise acquired any shares of its capital stock (including without limitation; by the payment or obligation to pay dissenter's or appraisal right);

       (e) subjected any of its assets to any mortgage, deed of trust, lien, pledge, conditional sales contract, lease, encumbrance or charge, sold, leased, or otherwise transferred any of its assets;

       (f) entered into any agreement other than those described or referred to in this Agreement or any Exhibit hereto, other than in the ordinary course of business;

       (g) incurred any obligation or liability for borrowed money, or incurred any other obligations or liability, except as set forth in Exhibit 7.1;

       (h) issued or sold any of its equity or debt securities;

       (i) increased the salary, fringe benefits or other compensation of, or paid any bonus or similar compensation to, any of their employees, officers or directors of East Coast; or

       (j) agreed to do any of the things described in the preceding clauses
(a) through (h), except as may be set forth elsewhere in this Agreement and on the exhibits hereto.

7.2 Access to Information/Confidentiality . (a) Commencing on the date hereof and continuing to the Final Closing Date, East Coast upon reasonable notice, shall give to Psy-Ed, the Psy-Ed Stockholders and their respective officers, employees, attorneys, consultants, accountants and other representatives, access during normal business hours, to the employees of East Coast, its business locations, and all books, contracts, documents and records relating to the business and the assets of East Coast, and shall furnish to Psy-Ed and the Psy-Ed Stockholders such information as Psy-Ed and/or the Psy-Ed Stockholders may at any time and from time to time reasonably request with respect to East Coast, its business and assets.

          (b) East Coast, on behalf of its officers, directors, employees and agents, hereby agrees to keep any and all written or oral information obtained from Psy-Ed in confidence and not to disclose any such information to any third party without the express prior written consent of Psy-Ed. In the event of the Initial Closing or termination of this Agreement, any and all Psy-Ed documents in the possession of East Coast shall be promptly and immediately returned to Psy-Ed. The pledge of confidentiality set forth in this Section 7.2(b) shall survive the Final Closing or termination of this Agreement.

7.3 Securities Laws. East Coast shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Exchange, with the cooperation and assistance of Psy-Ed which shall include the preparation and filing of any and all documents in such jurisdictions as may be necessary to effect the Exchange under all of the rules and regulations of the respective jurisdictions and to pay all necessary filing fees in connection therewith.

8.       CONDITIONS PRECEDENT

8.1 Conditions Precedent to Obligation of all parties to Effect the Exchange. The respective obligations of each party to effect the Exchange shall be subject to the fulfillment at or prior to the Initial Closing or the Final Closing, as the case may be, of the following conditions:

      (a) No order shall have been entered and remain in effect in any action or proceeding before any Court or governmental authority that would prevent or make illegal the consummation of the Exchange;

      (b) The Psy-Ed Shares to be delivered to East Coast pursuant to the terms of this Agreement must represent: (i) at the Initial Closing, no less than fifty-one (51%) percent of the total combined voting power of all classes of Psy-Ed securities outstanding, and; (ii) at the Final Closing, as many Psy-Ed common shares as possible, utilizing its best efforts to obtain no less than eighty (80%) percent of the total combined voting power and number of shares of all classes of Psy-Ed securities outstanding.

      (c) East Coast shall have taken all corporate and shareholder action required under the Delaware General Corporation Law and applicable federal and state securities laws, rules and regulations, to prepare and file the "Amendment" to its Certificate of Incorporation identified in Section 3.3(a) above, and to otherwise consummate all of the transactions contemplated herein, which actions shall include the filing of a Schedule 14C Information Statement, combined with the Rule 14f-1 disclosures concerning the pending change in the majority of Directors of East Coast, with the U.S. Securities and Exchange Commission, including compliance with all SEC comments received as a result thereof;

      (d) Within fifteen (15) days following the Initial Closing, East Coast shall not have more than 7,265,932 shares of its common stock issued and outstanding;

      (e) There shall have been obtained any and all permits, approvals and consents of securities or "blue sky" commissions of each jurisdiction and of any other governmental authority that reasonably may be deemed to be necessary so that the consummation of the Exchange with the Psy-Ed Stockholders and the transactions contemplated thereby shall be in material compliance with all applicable laws,

      (f) East Coast shall have caused the appointment of the individuals identified in Section 2.7 above to its Board of Directors and the directors and officers of East Coast shall have tendered their resignations, and;

      (g) Robert J. Salluzzo, Charles Youngblood and Robert M. Long, representing,
East Coast shareholders who beneficially own significant amounts of East Coast common shares, and Mr. Joseph M. Valenzano, Jr., Sigma-Tau Pharmaceuticals, Inc; and Exceptional Associates, L.P., representing Psy-Ed shareholders who will beneficially own significant amounts of East Coast common shares following the Final Closing, shall have executed and delivered lock-up agreements, containing terms and conditions mutually agreed upon.

8.2 Additional Conditions Precedent to Obligations of East Coast. The obligation of East Coast under this Agreement, including without limitation, East Coast's obligation to consummate the transactions contemplated hereby, are subject to the satisfaction, at or prior to the Initial Closing Date, of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Psy-Ed set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Initial Closing Date as though made on and as of the Initial Closing Date, and East Coast shall have received a Certificate signed by an officer of Psy-Ed to such effect.

         (b) Performance of Obligations of Psy-Ed. Psy-Ed shall have performed all obligations required to be performed by it under this Agreement at or prior to the Initial Closing Date, and East Coast shall have received a Certificate signed by an officer of Psy-Ed to such effect.

         (c) No Adverse Change. The assets of Psy-Ed shall not have been adversely affected in any material way, including, without limitation, as a result of any fire, accident or other casualty or act of God or the public enemy, whether insured against or not.

         (d) Instruments. All actions, proceedings, instruments or other legal matters required to carry out this Agreement shall have been delivered to East Coast.

         (e) Litigation. No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the transactions contemplated by this Agreement shall be in effect nor shall any person have brought suit to seek such an injunction or order to prevent the consummation of the transactions contemplated by this Agreement.

         (f) Closing Documents. East Coast shall have received all documents to be delivered pursuant to Section 3.2 hereof.

         (g) Consents. All consents and approvals that East Coast reasonably deems necessary to have obtained prior to the Initial Closing Date in order to consummate the transactions contemplated by this Agreement shall have been obtained.

         (h) Outstanding Securities. Except as otherwise set forth in this Agreement or on Exhibit 4.19 hereto and in the Addendum thereto, there shall be no common stock equivalents outstanding, which shall include any and all subscriptions, options, warrants, rights, calls, puts, commitments, plans or other, agreements of any character providing for the purchase, exchange, conversion or issuance of any authorized but unissued shares of the capital stock of Psy-Ed.

         (i) Investment Letter Agreements. East Coast shall have received the certification of Psy-Ed that the Psy-Ed Stockholders as a group does not include more than 35 persons who are not "accredited investors" as such term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act in order to enable East Coast to comply with its obligations under federal and state securities laws with respect to the Exchange and the transactions contemplated hereby.

         (j) Non-Exchanging Shareholders. The holders of all classes of securities of Psy-Ed not signatories to this Agreement are identified in the Addendum to Schedule 4.19 and their respective beneficial ownership of all classes of these securities are set forth therein.

8.3 Additional Conditions Precedent to Psy-Ed's and the Psy-Ed Stockholders' Obligations. The obligation of Psy-Ed and the Psy-Ed Stockholders under this Agreement, including without limitation, their respective obligations to consummate the transactions contemplated hereby, are subject to the satisfaction, at or prior to the Initial Closing Date, of the following conditions:

          (a) Representations and Warranties. The representations and warranties of East Coast set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Initial Closing Date as though made on and as of the Initial Closing Date, and Psy-Ed shall have received a Certificate signed by an officer of East Coast to such effect.

         (b) Performance of Obligations of East Coast. East Coast shall have performed all obligations required to be performed by it under this Agreement at or prior to the Initial Closing Date and Psy-Ed shall have received a Certificate signed by an officer of East Coast to such effect.

         (c) No Adverse Change. The assets of East Coast shall not have been adversely affected in any material way, including, without limitation, as a result of any fire, accident or other casualty or act of God or the public enemy, whether insured against or not.

         (d) Instruments. All actions, proceedings, instruments or other legal matters required to carry out this Agreement shall have been delivered to Psy-Ed.

         (e) Litigation. No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the transactions contemplated by this Agreement shall be in effect nor shall any person have brought suit to seek such an injunction or order to prevent the consummation of the transactions contemplated by this Agreement.

         (f) Closing Documents. Psy-Ed shall have received all documents to be delivered pursuant to Section 3.3 hereof.

         (g) Consents. All consents and approvals that Psy-Ed reasonably deems necessary to have obtained prior to the Initial Closing Date in, order to consummate the transactions contemplated by this shall have been obtained.

         (h) Outstanding Securities. Except as otherwise set forth in the Agreement or on EXHIBIT 6.28, there shall be no common stock equivalents outstanding, which shall include any and all subscriptions, options, warrants, rights, calls, puts, commitments, plans or other agreements of any character providing for the purchase, exchange, conversion or issuance of any authorized but unissued shares of the capital stock of East Coast.

9.        CONDITIONS SUBSEQUENT

9.1 Capital Raise. Following the Final Closing, East Coast and Psy-Ed have agreed to utilize their best efforts to offer up to 25% of East Coast's equity ownership to raise approximately $1,500,000 in investment capital for the business (the "Capital Raise"). In the event, for whatever reason, that this Capital Raise is not achieved on or before February 2, 2004, then and in that event, East Coast shall issue to the Psy-Ed Stockholders an additional amount of its equity securities, based upon their respective ownership percentages set forth on Exhibit 4.19, in such amounts that following such issuances, the Psy-Ed Stockholders shall own in the aggregate approximately 85% and the East Coast shareholders, as a result thereof, an aggregate 15% of all of the issued and outstanding voting securities of East Coast.

10.   INTENTIONALLY OMITTED

11.      GENERAL

11.1 Termination.

         This Agreement may be terminated:,

                  (i) by the mutual written consent of East Coast and Psy-Ed;

                  (ii) by East Coast, in the event that any of the conditions precedent enumerated in Section 8.1 and Section 8.2 (the latter to be performed by Psy-Ed) have not been satisfied or waived by East Coast at or prior to the Initial Closing or the Final Closing, as applicable, or, in the case of Section 8.2, not cured by Psy-Ed within seven days following written notice thereof;

                  (iii) by Psy-Ed, in the event that any of the conditions precedent enumerated in Section 8.1 and Section 8.3 (the latter to be performed by East Coast) have not been satisfied by or waived by Psy-Ed at or prior to the Initial Closing or the Final Closing, as applicable, or, in the case of
Section 8.3, not cured by East Coast within seven days following written notice thereof;

            (iv) by the Receiving Party pursuant to Section 11.4(b); or

                   (v) automatically, in the event that the Final Closing has not occurred on or before February 2, 2004, unless extended by mutual agreement of the parties.

In the event of the termination of this Agreement in accordance with the provisions of this Section 11.1: this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of East Coast, Psy-Ed, the Selling Psy-Ed Stockholders or their respective officers and directors, and; the parties shall cooperate to rescind any corporate filings made with the Secretary of State, State of Delaware and with the appropriate authorities of the Common wealth of Massachusetts, terminating the merger and returning all Psy-Ed Common Shares delivered in the Exchange to the Psy-Ed Selling Stockholders.

11.2 Brokers. East Coast and Psy-Ed agree to indemnify, defend and hold harmless each other and the Psy-Ed Stockholders from and against any liability or expense arising out of any claim asserted by any third party for brokerage or finder's fees or agent's commissions, based on an allegation that the other impliedly or expressly engaged such claimant as a finder, broker or agent, or brought such claimant into the negotiations between Psy-Ed and East Coast.

11.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement or assumed by East Coast in writing; attorneys' fees, accounting fees and all other fees for professional services incurred by each party in effectuating the transactions contemplated by this Agreement shall be paid by the party which incurred such fees. Except as otherwise expressly provided in this Agreement, East Coast and Psy-Ed shall each bear its own expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement whether or not such transactions shall be consummated.

11.4 Exhibits and Schedules to be Provided.

         (a) In the event that any Exhibit or Schedule hereto is not available for delivery on the date hereof (an "Unavailable Exhibit"), then the party charged with the obligation to deliver such Unavailable Exhibit (the "Delivering Party") shall have until December 12, 2003 to deliver such Unavailable Exhibit to the other party hereto (the "Receiving Party").

         (b) In the event that a Delivering Party delivers an Unavailable Exhibit to the Receiving Party on or prior to December 12, 2003, and the disclosure contained in such Unavailable Exhibit makes any of the representations, warranties, covenants or other provisions of this Agreement materially false or incorrect, or contains material, adverse information not previously disclosed to the Receiving Party, then the Receiving Party, at its option, may terminate this Agreement. Upon any such termination, this Agreement shall cease to be of further force or effect.

11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute but one instrument.

11.6 Notices. All notices, requests and other communications which any party may give pursuant to this Agreement shall be in writing and shall be either hand delivered, sent by certified or registered mail with postage fully prepaid, or sent by facsimile transmission and confirmed by certified or registered mail, addressed as specified herein. Any such notice, request or other communication shall be effective upon receipt. All notices shall be addressed as follows:

              (a) If to East Coast, to:
                             East Coast Airlines, Inc.
                             C/O Sullivan, McBride Hess & Youngblood, P.C. 4 Executive Park
                             Albany, New York
                             Attention: Robert J. Salluzzo, President

with a copy to:
                             Joseph J. Tomasek, Esq.
                             75-77 North Bridge Street
                             Somerville, New Jersey 08876
                             Facsimile: 908-429-0040

(b) If to Psy-Ed, to:
                            Psy-Ed Corporation
                            65 East Route 4
                            River Edge, New Jersey 07661
                            Attention: Joseph M., Valenzano, President
with a copy to:
                            Marc P. Press, Esq.
                            Cole, Schotz, Meisel, Forman & Leonard, P.A.
                            25 Main Street
                            Hackensack, New Jersey 07601
                            Facsimile: 201- 489-1536

provided; however, that if either party shall have designated (in the manner provided above) a different address by notice to the other, then notice shall be directed to the last address so designated.

11.7 Assignment. This Agreement shall not be assigned by either party without the express written consent of the other, and if such assignment is consented to and made it shall be binding upon, and inure to the benefit of, such assignee.

11.8 Exhibits; Complete Agreement.

         (a) All Exhibits referred to in and attached to this Agreement are intended to be and are specifically made a part of this Agreement.

         (b) This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written by any officer, employee or representative of either party.

11.9 Interpretation, Severability and Construction. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful by a court or regulatory authority having competent jurisdiction, such provision shall be deemed to be severed from this Agreement but every other provision of this Agreement shall remain in full force and affect. This Agreement shall be construed in accordance, with, and governed by, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

11.10 Third Parties; Amendment. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Only an instrument in writing duly executed by the parties may amend this Agreement.

11.11 Public Announcement. Prior to the Initial Closing, neither East Coast nor Psy-Ed shall make a public announcement of this Agreement, its contents or the consummation of the transactions contemplated herein without the written consent of the other, which consent shall not be unreasonably withheld, except to the extent required by law (including pursuant to the requirements of the 1933 Act and the 1934 Act) and in such case will give the other party as much notice and as much opportunity to comment as time may reasonably allow.

11.12 Post-Closing Information. After the Initial Closing and the Final Closing, each party shall provide to the other, upon request and without charge, such information as either requires (a) to prepare its financial statements, (b) to prepare its tax returns, (c) to perform any other acts reasonably related to consummation of the transactions contemplated by this Agreement, and (d) for litigation or other legitimate purposes.

11.13 Arbitration. Any dispute or controversy arising out of or relating to this Agreement or any actual or alleged breach of this Agreement shall be settled by arbitration to be held in Bergen County, State of New Jersey in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the New Jersey State courts for this purpose. Each party shall pay one-half of the costs and expenses of such arbitration, and each shall separately pay its own attorneys' fees and expenses.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date set forth above.


ATTEST:
                                      EAST COAST AIRLINES, INC.

                                      ______________________________
By:___________________________        Robert J. Salluzzo, President
Charles Youngblood, Secretary



ATTEST:
                                      PSY-ED CORPORATION

                                      ______________________________
By:____________________________       Joseph  M. Valenzano, Jr.,President
                  , Secretary

                 SIGNATURES OF THE SELLING PSY-ED STOCKHOLDERS

_________________________                        _________________________
Charles Alberta                                   Eytan Hirsch
_________________________                        _________________________
Lorraine Anderson                                 Bernard Koff
_________________________                        _________________________
Peter Arnold                                      Richard Koff

                                                 _________________________

Leonard LaFebre
_________________________                        _________________________
Thomas Barela, M.D.                               Allen Landers
_________________________                        _________________________
Larry Belford                                     Terri Laurens
_________________________                        _________________________
George Carmel                                     Bridget Lyne
_________________________                        _________________________
Monroe Carmel                                     John McKenna
_________________________                        _________________________
Dorothy Carver                                    Lisa Medina
_________________________                        _________________________
Donald Chadwick                                   Kenneth Mehrling
_________________________                        _________________________
Naomi Angoff Cheff                                Roxanne Miller, Ph.D.
_________________________                        _________________________
Debra D'Agostino                                  Barbara Nastro
_________________________                        _________________________
Robert D'Angelo                                   Frank Panella
_________________________                        _________________________
Doris DeFina                                      Judith Parmet
_________________________                        _________________________
Harry Diven, Trustee                              John Patten
_________________________                        _________________________
Donald Chadwick, General Partner for              Gerald Piget
Cardinal Associates, L.P
Cardinal Equity,L.P
Exceptional Associates, L.P.
_________________________                        _________________________
Joseph Ferrante                                   Steven Posluszny
_________________________                        _________________________
Glenn M. Friedman IRA R/O                         John Prelich, Jr.
_________________________                        _________________________
Theresa Glickstein                                Richard Rader, MD
_________________________                        _________________________
Tracey Habich                                     Ronald Richards
_________________________                        _________________________
Judy Harway                                       Kenneth Rossano

_________________________                        _________________________
Nathan Hirsch                                     Richard Scalici

_________________________                        _________________________
Elaine Schmidt                                     Joseph Valenzano, Jr.
_________________________                        _________________________
Milton Seligman, Ph.D.                            Matthew Valenzano
_________________________                        _________________________
Jane Carlisle, Spivey                             Patricia Valenzano
_________________________                        _________________________
Maureen Sprong                                    Stefanie Valenzano
_________________________                        _________________________
Peter Striano                                     Matthew Weber, UGMA
_________________________                        _________________________
Harry Turner, Trustee                             Herbert Whitaker
_________________________                        _________________________
Donald Valenzano                                  Roy Whitaker

EXHIBIT 8.2 (i)                   INVESTMENT REPRESENTATION LETTER


Board of Directors
East Coast Airlines, Inc.

 Gentlemen:

     In connection with the exchange of shares by Psy-Ed Corporation ("Psy-Ed") on an exchange basis of 173 for 1 on the Closing Date set forth within the Share Acquisition Agreement with East Coast Airlines, Inc., ("ECA"), a Delaware corporation (the "Company") and delivery of the Shares to the undersigned, the undersigned for itself and its heirs, representatives, executors, administrators, successors and assigns, represents, warrants and agrees with the Company as follows with respect to the Shares:

                          1. The undersigned will be acquiring the shares for
investment and not with a view to the distribution thereof and is familiar with the meaning of such representation and covenants and understands the restrictions which are imposed thereby. More specifically, but without limitation, the undersigned understands that in the view of the Securities and Exchange Commission, one who acquires securities for investment is not exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), if he merely acquires such securities for resale upon the occurrence or non-occurrence of some predetermined event or for holding for a fixed or determinable period in the future.

                           2. The undersigned will be acquiring the shares
solely for the undersigned's own account and no other person or entity has any direct or indirect beneficial ownership or interest therein.

                           3. The undersigned hereby represents and warrants
that it is a corporation which was not organized for the purpose of acquiring the shares.

                           4. The undersigned has been advised that in reliance
on the representations, warranties and agreements herein made by the undersigned, the issuance, and delivery of the shares to the undersigned will not be registered under the Act on the ground that the issuance thereof is exempt from registration by virtue of Sections 4(2) and/or 3(b) thereof.

                          5. The undersigned represents and warrants to the
Company that the investment in the Company represented by the purchase of the shares came about as a result of direct communications between the Company and the undersigned, and did not result from any form of general advertising or general solicitation including but not limited to, advertisements or other communications in newspapers, magazines, or other media; broadcasts on radio or television, seminars or promotional meetings or any letter, circular or other written communication.



Very truly yours,